10f-3 Transactions Summary*

* Evergreen Compliance Department has on file a checklist signed by the portfolio manager and a compliance manager stating that the transaction fully complies with the conditions of Rule 10f-3 of the Investment Company Act of 1940.

Fund

Health Care Fund

Security

DJ Orthopedics Inc

Advisor

EIMCO

Transaction
 Date

2/18/2004

Cost

$950,000

Offering Purchase

0.67%

Broker

J.P. Morgan Securities Inc.
Underwriting
Syndicate
Members
J.P. Morgan Securities Inc.
Lehman Brothers Inc.
U.S. Bancorp Piper Jaffray
Wachovia Securities, Inc.
First Albany Capital

Fund

Health Care Fund

Security

Kinetic Concepts Inc*
Kinetic Concepts Inc

Kinetic Concepts Inc

Advisor

EIMCO

Transaction
 Date

2/23/2004

Cost

$15,000
$12,000

$1,020,000

Offering Purchase

0.003%

0.002%

0.189%

Broker

Credit Suisse First Boston LLC
Cowen & Co
Merrill Lynch, Pierce, Fenner & Smith Inc.
Underwriting
Syndicate
Members
Merrill Lynch, Pierce, Fenner & Smith Inc.
J.P. Morgan Securities Inc.
Credit Suisse First Boston LLC
Goldman, Sachs & Co.
Wachovia Securities, Inc.